EXHIBIT 99.3

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES ADDITIONAL
10 MILLION SHARE REPURCHASE AUTHORIZATION
Company to Obtain $200 Million in Financing to Support Repurchase

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — March 7, 2007 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that the Company’s Board of Directors has approved an increase of 10 million shares in the share repurchase authorization of the Company’s common stock.  The additional authorization supplements the existing six million shares previously authorized by the Board of Directors.  With approximately 2.4 million shares remaining under the previous authorization, the aggregate available authorization now totals approximately 12.4 million shares.  The Company also announced that it intends to enter into an agreement to repurchase $200 million of its shares of common stock through a broker-dealer in an accelerated share repurchase (ASR) transaction.

The Company initially intends to fund the share repurchase with cash on hand and a temporary credit facility in the amount of $150 million.  The Company plans to secure a revolving credit facility in the amount of $200 million to replace this temporary credit facility, its current $35 million credit facility and to be available to the Company for other purposes.  As of January 2, 2007, the Company had cash and marketable securities of approximately $134 million and no funded debt on its balance sheet.

“Management and our Board are confident about the strength of The Cheesecake Factory and Grand Lux Cafe concepts, and the long-term growth prospects of our Company. The ASR and associated credit facility is an effective method for us to return capital to our shareholders, leverage our balance sheet and reduce our overall cost of capital,” said David Overton, Chairman and CEO.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 123 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the Company’s plans to effect and fund an accelerated share repurchase and its belief regarding the effects of a repurchase of its shares.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  The Company’s ability to repurchase its shares is subject to the negotiation and execution of definitive agreements acceptable to it with respect to the share repurchase and the related financing.  The Company’s ability to do so is subject to a variety of risks and uncertainties, some of which are beyond its control.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

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